Exhibit 1

CANFIELD MEDICAL SUPPLY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

AUTHORIZED:  100,000,000 COMMON SHARES,

NO PAR VALUE PER SHARE

NUMBER: ___________	SHARES:_________

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP:  13754P105

This Certifies That

is the owner of

Fully Paid and Non-Assessable Common Stock, No Par Value of

CANFIELD MEDICAL SUPPLY, INC.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned.  This Certificate and the shares represented hereby are subject to the laws of the State of Colorado, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended.  This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and be sealed with the facsimile seal of the Corporation.

Dated:

s/ Michael J. West

    [ S E A L ]

s/ Stephen H. West

  CEO/PRESIDENT

      SECRETARY

Canfield Medical Supply, Inc.

Corporate Stock Transfer, Inc.

Transfer Fee:  As Required

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common

TEN ENT as tenants by the entireties

JT TEN as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian for (Cust.) (Minor) under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address of assignee

______________________________ Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: ______________

SIGNATURE GUARANTEED	X___________________________________________

X___________________________________________

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.  THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.